UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2019

Post Holdings, Inc.

(Exact name of registrant as specified in its charter)

Missouri	1-35305	45-3355106
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2503 S. Hanley Rd. St. Louis Missouri		63144
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (314) 644-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	POST	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

On October 21, 2019, BellRing Brands, Inc., a subsidiary of Post Holdings, Inc. (the “Company” or “Post”), closed its initial public offering (the “IPO”) of its Class A common stock, $0.01 par value per share (the “Class A Common Stock”), at an offering price of $14.00 per share, pursuant to BellRing Brands, Inc.’s registration statement on Form S-1 (File No. 333-233867) (as amended from time to time, and together with the related registration statement of BellRing Brands, Inc. on Form S-1 (File No. 333-234237) filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), the “Registration Statement”).

In connection with the IPO, Post, BellRing Brands, Inc. and BellRing Brands, LLC (formerly known as Dymatize Holdings, LLC) completed a series of formation transactions (the “Formation Transactions”) so that, upon completion of the IPO and the Formation Transactions:

•	the entities comprising Post’s Active Nutrition business (generally, the combination of Premier Nutrition Company, LLC (formerly Premier Nutrition Corporation), Dymatize Enterprises, LLC and Active Nutrition International GmbH, which are Post’s subsidiaries that together provide ready-to-drink (“RTD”) protein shakes and other RTD beverages, powders and nutrition bars), became the direct or indirect subsidiaries of BellRing Brands, LLC;

•	BellRing Brands, Inc. issued 39,428,571 shares of its Class A Common Stock in the IPO, which number of shares included the underwriters’ exercise in full of their option to purchase up to an additional 5,142,857 shares of Class A Common Stock (the “Underwriters’ Option”);

•	the members of BellRing Brands, LLC consist of Post and BellRing Brands, Inc.;

•	BellRing Brands, Inc. and BellRing Brands, LLC will maintain at all times, subject to certain exceptions, a one-to-one ratio between the number of shares of Class A Common Stock issued by BellRing Brands, Inc. and the number of non-voting units of BellRing Brands, LLC (“BellRing Brands, LLC units”) owned by BellRing Brands, Inc.;

•	BellRing Brands, Inc. has no material assets other than its ownership of 39,428,571 BellRing Brands, LLC units, or approximately 28.8% of the outstanding BellRing Brands, LLC units, and its indirect interests in the subsidiaries of BellRing Brands, LLC;

•	BellRing Brands, Inc. holds the voting membership unit of BellRing Brands, LLC (which represents the power to appoint and remove the members of the board of managers of, and no economic interest in, BellRing Brands, LLC);

•	Post owns 97,474,180 BellRing Brands, LLC units, or approximately 71.2% of the outstanding BellRing Brands, LLC units;

•	Post holds one share of the Class B common stock, par value $0.01 per share (the “Class B Common Stock”) of BellRing Brands, Inc., which has no economic rights (including no rights to dividends or distributions, except the right to receive a distribution of the par value of the share of Class B Common Stock upon a liquidation or dissolution of BellRing Brands, Inc.) and, for so long as Post or its affiliates (other than BellRing Brands, Inc. and its subsidiaries) directly own more than 50% of the BellRing Brands, LLC units, represents 67% of the combined voting power of the common stock of BellRing Brands, Inc.;

•	subject to the terms of the Amended and Restated Limited Liability Company Agreement, dated October 21, 2019, of BellRing Brands, LLC (the “Limited Liability Company Agreement”) entered into in connection with the Formation Transactions, Post may cause BellRing Brands, LLC to redeem any of the BellRing Brands, LLC units held by Post for, at the option of the board of managers of BellRing Brands, LLC, shares of Class A Common Stock of BellRing Brands, Inc. or cash. The redemption of BellRing Brands, LLC units for shares of Class A Common Stock is at a redemption rate of one share of Class A Common Stock for one BellRing Brands, LLC unit, subject to customary redemption rate adjustments for stock splits, stock dividends and reclassifications; and

•	in the aggregate, the holders of the Class A Common Stock of BellRing Brands, Inc. hold, for so long as Post or its affiliates (other than BellRing Brands, Inc. and its subsidiaries) directly own more than 50% of the BellRing Brands, LLC units, 33% of the combined voting power of BellRing Brands, Inc. common stock and 100% of the economic interest in BellRing Brands, Inc. Through the ownership of BellRing Brands, LLC units by BellRing Brands, Inc., the holders of the Class A Common Stock indirectly hold a minority percentage of the economic interest in BellRing Brands, LLC.

Post received total gross proceeds of $1,225.0 million in connection with the IPO and the Formation Transactions, consisting of the gross proceeds from the Post Bridge Loan (as defined below), and will be reimbursed by BellRing Brands, LLC for certain costs, fees and expenses incurred by it in connection with the IPO and the Formation Transactions (other than costs, fees and expenses relating to the Post Bridge Loan, pursuant to the Master Transaction Agreement (defined and described below)).

Item 1.01.	Entry into a Material Definitive Agreement.

Master Transaction Agreement

The Formation Transactions were undertaken in accordance with a Master Transaction Agreement, dated October 7, 2019, by and among Post, BellRing Brands, Inc. and BellRing Brands, LLC (the “Master Transaction Agreement”) that sets forth the agreements among Post and its subsidiaries (other than BellRing Brands, Inc. and its subsidiaries) and BellRing Brands, Inc. and its subsidiaries regarding the principal transactions required to effect the Formation Transactions and the IPO and that governs the relationship among Post, BellRing Brands, Inc. and BellRing Brands, LLC after the IPO. Among other matters, the Master Transaction Agreement:

•	details the steps and related timing for each of the Formation Transactions;

•	provides that, in general, each of Post and BellRing Brands, LLC will assume liability for all pending, threatened and unasserted legal matters related to its own business or its assumed or retained liabilities and will indemnify the other party for any liability to the extent arising out of or resulting from such assumed or retained legal matters;

•	provides that, except as otherwise provided in the Master Transaction Agreement or any other ancillary agreements thereto, each of BellRing Brands, Inc. and BellRing Brands, LLC, on the one hand, and Post, on the other hand, will release the other parties and their respective subsidiaries and affiliates from liabilities existing or arising from any acts or events or conditions existing on or before the consummation of the IPO;

•	contains certain financial reporting covenants of each of BellRing Brands, Inc. and BellRing Brands, LLC that apply until such time as Post is no longer required to include, for any fiscal year presented in any Form 10-K of Post, the consolidated results of operations and financial position of BellRing Brands, Inc. or any of its subsidiaries or to account for its investment in BellRing Brands, Inc. or any of its subsidiaries under the equity method of accounting;

•	provides for cross-indemnities principally designed to place financial responsibility for the obligations and liabilities of the business of BellRing Brands, Inc. and its subsidiaries with BellRing Brands, Inc. and financial responsibility for the obligations and liabilities of the business of Post and its subsidiaries (other than BellRing Brands, Inc. and its subsidiaries) with Post; and

•	provides that BellRing Brands, Inc. will pay all costs, fees and expenses incurred in connection with the IPO and the Formation Transactions (other than costs, fees and expenses relating to the Post Bridge Loan), or, upon the request of Post, will reimburse Post or its subsidiaries (other than BellRing Brands, Inc. and its subsidiaries) with respect to any such costs, fees and expenses previously paid by Post or its subsidiaries (other than BellRing Brands, Inc. and its subsidiaries). BellRing Brands, LLC will, and will cause its subsidiaries to, pay all principal and interest under Post’s borrowings under the Post Bridge Loan; provided, however, that costs, fees and expenses incurred prior to the IPO in connection with obtaining the Post Bridge Loan will be borne solely by Post and its subsidiaries (other than BellRing Brands, Inc. and its subsidiaries). Following the completion of the IPO, BellRing Brands, LLC will, and will cause its subsidiaries to, pay to Post an amount equal to the value of all cash and cash equivalents, in each case determined in accordance with U.S. generally accepted accounting principles, held by BellRing Brands, LLC and its subsidiaries as of immediately prior to the consummation of the IPO. The Post Bridge Loan is disclosed in more detail in Post’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 11, 2019 (File No. 001-35305).

The foregoing summary of the Master Transaction Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Master Transaction Agreement, which is incorporated herein by reference to Exhibit 10.1 to Amendment No. 2 to the registration statement on Form S-1 filed with the SEC by BellRing Brands, Inc. on October 11, 2019 (File No. 333-233867).

Tax Receivable Agreement

On October 21, 2019, in connection with the consummation of the IPO, Post entered into a Tax Receivable Agreement with BellRing Brands, Inc. and BellRing Brands, LLC (the “Tax Receivable Agreement”). The Tax Receivable Agreement provides for the payment by BellRing Brands, Inc. to Post (or certain of its transferees or other assignees) of 85% of the amount of cash savings, if any, in U.S. federal income tax, as well as state and local income tax and franchise tax (using an assumed tax rate on a base equal to the U.S. federal taxable income of BellRing Brands, Inc.), that BellRing Brands, Inc. realizes (or, in some circumstances, is deemed to realize) as a result of (a) the increase in the tax basis of the assets of BellRing

Brands, LLC attributable to (i) the redemption of BellRing Brands, LLC units by Post (or certain of its transferees or assignees) pursuant to the Limited Liability Company Agreement, (ii) deemed sales by Post (or certain of its transferees or assignees) of BellRing Brands, LLC units or assets to BellRing Brands, Inc. or BellRing Brands, LLC, (iii) certain actual or deemed distributions from BellRing Brands, LLC to Post (or certain of its transferees or assignees) and (iv) certain formation transactions, (b) disproportionate allocations of tax benefits to BellRing Brands, Inc. as a result of Section 704(c) of the Internal Revenue Code and (c) certain tax benefits (e.g., imputed interest, basis adjustments, deductions, etc.) attributable to payments under the Tax Receivable Agreement. Payments under the Tax Receivable Agreement are not conditioned on Post’s continued ownership of BellRing Brands, LLC units or Class A Common Stock or Class B Common Stock after the IPO. The rights of Post under the Tax Receivable Agreement are assignable to transferees of Post’s BellRing Brands, LLC units (other than BellRing Brands, Inc. and its subsidiaries as transferee pursuant to subsequent redemptions of the transferred BellRing Brands, LLC units). BellRing Brands, Inc. is expected to benefit from the remaining 15% of tax benefits, if any, that it may realize (or in some cases, be deemed to realize).

The actual increase in tax basis and the amount and timing of any payments under the Tax Receivable Agreement will vary depending upon a number of factors, including:

•	the price of shares of the Class A Common Stock in connection with the IPO and at the time of redemptions—the basis adjustments, as well as any related increase in any tax deductions, are directly related to the price of shares of the Class A Common Stock at the time of the consummation of the IPO and each redemption;

•	the timing of any redemptions—for instance, the increase in any tax deductions will vary depending on the fair value, which may fluctuate over time, of the depreciable or amortizable assets of BellRing Brands, LLC at the time of each redemption;

•	the extent to which such redemptions are taxable—if a redemption is not taxable for any reason, increased tax deductions will not be available;

•	the amount and timing of BellRing Brands, Inc.’s income—the Tax Receivable Agreement generally requires BellRing Brands, Inc. to pay 85% of the tax benefits as and when those benefits are treated as realized under the terms of the Tax Receivable Agreement. If BellRing Brands, Inc. does not have taxable income, it generally will not be required (absent a change of control or other circumstances requiring an early termination payment) to make payments under the Tax Receivable Agreement for that taxable year because no tax benefits will have been actually realized. However, any tax benefits that do not result in realized tax benefits in a given taxable year will likely generate tax attributes that may be utilized to generate tax benefits in previous or future taxable years. The utilization of any such tax attributes will result in payments under the Tax Receivable Agreement;

•	any future changes in federal tax laws—if future changes in federal tax laws result in changes in the amount and timing of payments (for example, changes to interest expense limitations); and

•	any future changes in federal corporate income tax rates.

The foregoing summary of the Tax Receivable Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Tax Receivable Agreement, which is incorporated herein by reference to Exhibit 10.5 to the Current Report on Form 8-K filed with the SEC by BellRing Brands, Inc. on October 21, 2019 (File No. 001-39093).

Assumption of Bridge Loan

On October 21, 2019 and in connection with the completion of the IPO, BellRing Brands, LLC entered into a Borrower Assignment and Assumption Agreement with Post and Morgan Stanley Senior Funding, Inc., as administrative agent (the “Assignment and Assumption Agreement”), under which BellRing Brands, LLC became the borrower under a $1,225.0 million Bridge Facility Agreement, dated October 11, 2019, among Post, as borrower, certain subsidiaries of Post, as guarantors, each lender from time to time party thereto, Morgan Stanley Senior Funding, Inc., as administrative agent, and Morgan Stanley Senior Funding, Inc., BofA Securities, Inc., Citigroup Global Markets, Inc., Credit Suisse Loan Funding LLC, Goldman Sachs Bank USA and JPMorgan Chase Bank, N.A., as joint lead arrangers and joint physical bookrunners (the “Post Bridge Loan”). Pursuant to the Assignment and Assumption Agreement, Post and its subsidiaries (other than BellRing Brands, LLC and certain of its subsidiaries) have no further material obligations under the Post Bridge Loan. The domestic subsidiaries of BellRing Brands, LLC continued to guarantee the Post Bridge Loan and BellRing Brands, LLC’s obligations under the Post Bridge Loan became secured by a first priority security interest in substantially all of the assets of BellRing Brands, LLC and in substantially all of the assets of its subsidiary guarantors.

The foregoing summary of the Assignment and Assumption Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Assignment and Assumption Agreement, which is incorporated herein by reference to Exhibit 10.8 to the Current Report on Form 8-K filed with the SEC by BellRing Brands, Inc. on October 21, 2019 (File No. 001-39093).

Credit Agreement

On October 21, 2019, BellRing Brands, LLC entered into a Credit Agreement (the “Credit Agreement”) by and among BellRing Brands, LLC, the institutions from time to time party thereto as lenders (the “Lenders”), Credit Suisse Loan Funding LLC, BofA Securities, Inc., Morgan Stanley Senior Funding, Inc., Barclays Bank PLC, Citibank, N.A., Goldman Sachs Bank USA and JPMorgan Chase Bank, N.A., as joint lead arrangers and joint bookrunners, and BMO Capital Markets Corp., Coöperatieve Rabobank U.A., New York Branch, Nomura Securities International, Inc., Suntrust Robinson Humphrey, Inc., UBS Securities LLC and Wells Fargo Securities, LLC, as co-managers, and Credit Suisse AG, Cayman Islands Branch, as administrative agent for the Lenders (in such capacity, the “Agent”).

The Credit Agreement provides for a term B loan facility in an aggregate principal amount of $700.0 million (the “Term B Facility”), and a revolving credit facility in an aggregate principal amount of $200.0 million (the “Revolving Credit Facility”; and together with the Term B Facility, the “Loans”), with the commitments under the Revolving Credit Facility to be made available to BellRing Brands, LLC in U.S. Dollars, Euros and Pounds Sterling. Letters of credit are available under the Credit Agreement in an aggregate amount of up to $20.0 million. The outstanding amounts under the Revolving Credit Facility and Term B Facility must be repaid on or before October 21, 2024.

On October 21, 2019, BellRing Brands, LLC borrowed the full amount under the Term B Facility and $100.0 million under the Revolving Credit Facility and used the proceeds, together with the net proceeds of the IPO that were contributed to it by BellRing Brands, Inc., (i) to repay in full the balance of the Post Bridge Loan and all interest thereunder, (ii) to pay directly, or reimburse Post for, as applicable, all fees and expenses incurred by BellRing Brands, LLC or BellRing Brands, Inc. in connection with the IPO and the Formation Transactions, (iii) to reimburse Post for the amount of cash on BellRing Brands, LLC’s balance sheet immediately prior to the completion of the IPO and (iv) to the extent there were any remaining proceeds, for general corporate and working capital purposes.

Borrowings under the Term B Facility bear interest, at the option of BellRing Brands, LLC, at an annual rate equal to either (a) the Eurodollar rate or (b) the base rate determined by reference to the highest of (i) the prime rate, (ii) the federal funds rate plus 0.50% per annum and (iii) the one-month Eurodollar rate plus 1.00% per annum, in each case plus an applicable margin of 5.00% for Eurodollar rate-based loans and 4.00% for base rate-based loans. The Term B Facility requires scheduled amortization payments of $8,750,000, payable quarterly (commencing on March 31, 2020), with the balance to be paid at maturity on October 21, 2024. The Term B Facility contains customary mandatory prepayment provisions, including provisions for mandatory prepayment (a) from the net cash proceeds of certain asset sales and (b) beginning with the fiscal year ending September 30, 2020, of 75% of annual excess cash flow (which percentage will be reduced to 50% if the secured net leverage ratio (as defined in the Credit Agreement) is below a specified level as of a fiscal year end). The Term B Facility may be optionally prepaid at 101% of the principal amount prepaid at any time during the first 12 months following the closing of the Term B Facility, and without premium or penalty thereafter.

Borrowings under the Revolving Credit Facility bear interest, at the option of BellRing Brands, LLC, at an annual rate equal to either the Eurodollar rate or the base rate (determined as described above) plus a margin, which initially will be 4.25% for Eurodollar rate-based loans and 3.25% for base rate-based loans, and thereafter, will be determined by reference to the secured net leverage ratio, with the applicable margin for Eurodollar rate loans and base rate loans being (i) 4.25% and 3.25%, respectively, if the secured net leverage ratio is greater than or equal to 3.50:1:00, (ii) 4.00% and 3.00%, respectively, if the secured net leverage ratio is less than 3.50:1:00 and greater than or equal to 2.50:1.00 or (iii) 3.75% and 2.75%, respectively, if the secured net leverage ratio is less than 2.50:1:00. Facility fees on the daily unused amount of commitments under the Revolving Credit Facility will initially accrue at the rate of 0.50%, and thereafter, depending on BellRing Brands, LLC’s secured net leverage ratio, will accrue at rates ranging from 0.25% to 0.50%.

The Credit Agreement provides for potential incremental revolving and term facilities at the request of BellRing Brands, LLC and at the discretion of the Lenders or other persons providing such incremental facilities, in each case on terms to be determined, and also permits BellRing Brands, LLC to incur other secured or unsecured debt, in all cases subject to conditions and limitations on the amount as specified in the Credit Agreement.

The Credit Agreement contains customary affirmative and negative covenants for agreements of this type, including: delivery of financial and other information; compliance with laws; maintenance of property, existence, insurance and books and records; maintenance of public ratings; inspection rights; obligation to provide collateral and guarantees by certain new subsidiaries; delivery of environmental reports; participation in an annual meeting with the Agent and the Lenders; further assurances; and limitations with respect to indebtedness, liens, fundamental changes, restrictive agreements, use of proceeds, amendments of organization documents, prepayments and amendments of certain indebtedness, dispositions of assets, acquisitions and other investments, sale leaseback transactions, changes in the nature of business, transactions with affiliates and dividends and redemptions or repurchases of stock.

The Credit Agreement also contains a financial covenant requiring BellRing Brands, LLC to maintain a total net leverage ratio (as defined in the Credit Agreement) not to exceed 6.00 to 1.00, measured as of the last day of each fiscal quarter, beginning with the fiscal quarter ending March 31, 2020.

The Credit Agreement provides for customary events of default, including material breach of representations and warranties, failure to make required payments, failure to comply with certain agreements or covenants, failure to pay or default under certain other material indebtedness, certain events of bankruptcy and insolvency, inability to pay debts, the occurrence of one or more unstayed or undischarged judgments in excess of $65.0 million, attachments issued against all or any material part of BellRing Brands, LLC’s property, certain ERISA events, a change in control, the invalidity of any loan document and the failure of the collateral documents to create a valid and perfected first priority lien. Upon the occurrence and during the continuance of an event of default, the maturity of the loans under the Credit Agreement may accelerate and the Agent and Lenders under the Credit Agreement may exercise other rights and remedies available at law or under the loan documents, including with respect to the collateral and guarantees of BellRing Brands, LLC’s obligations under the Credit Agreement.

BellRing Brands, LLC’s obligations under the Credit Agreement are unconditionally guaranteed by its existing and subsequently acquired or organized direct and indirect domestic subsidiaries (other than immaterial domestic subsidiaries and certain excluded subsidiaries) and are secured by security interests in substantially all of BellRing Brands, LLC’s assets and the assets of its subsidiary guarantors, but excluding, in each case, real property.

The foregoing summary of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is incorporated herein by reference to Exhibit 10.9 to the Current Report on Form 8-K filed with the SEC by BellRing Brands, Inc. on October 21, 2019 (File No. 001-39093).

Representations and warranties contained in the Master Transaction Agreement, the Tax Receivable Agreement, the Assignment and Assumption Agreement and the Credit Agreement were made only for purposes of each such agreement and as of the dates specified therein; were solely for the benefit of the parties to each such agreement; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations and warranties or any description thereof as characterizations of the actual state of facts or condition of BellRing Brands, Inc. and its subsidiaries or Post and its subsidiaries. Moreover, information concerning the subject matter of the representations and warranties may change after the date of such agreements, which subsequent information may or may not be fully reflected in public disclosures by Post.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth above under the heading “Explanatory Note” is hereby incorporated into this Item 2.01 by reference.

Post will file by amendment to this Current Report on Form 8-K with the SEC the pro forma financial information required to be filed pursuant to Article 11 of Regulation S-X not later than four business days after the date of the event for which this Current Report on Form 8-K was required to be filed with the SEC.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 under the headings “Assumption of Bridge Loan” and “Credit Agreement” is hereby incorporated into this Item 2.03 by reference.

Item 7.01.	Regulation FD Disclosure.

In a press release dated October 21, 2019, Post and BellRing Brands, Inc. announced the closing of the IPO. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 7.01 and the accompanying Exhibit 99.1 attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

Post intends to file with the SEC pro forma financial information relating to the event described in Item 2.01 above under cover of Form 8-K/A not later than four business days after the date of the event for which this Current Report on Form 8-K was required to be filed.

(d) Exhibits.

Exhibit No.	Description

10.1

Master Transaction Agreement, dated October 7, 2019, by and among Post Holdings, Inc., BellRing Brands, Inc. and BellRing Brands, LLC, incorporated herein by reference to Exhibit 10.1 to Amendment No. 2 to the Registration Statement on Form S-1 filed by BellRing Brands, Inc. on October 11, 2019 (File No. 333-233867).

10.2

Tax Receivable Agreement, dated October 21, 2019, by and among BellRing Brands, Inc., BellRing Brands, LLC and Post Holdings, Inc., incorporated herein by reference to Exhibit 10.5 to the Current Report on Form 8-K filed by BellRing Brands, Inc. on October 21, 2019 (File No. 001-39093).

10.3

Borrower Assignment and Assumption Agreement, dated as of October 21, 2019, by and among Post Holdings, Inc., BellRing Brands, LLC and Morgan Stanley Senior Funding, Inc., as administrative agent, incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K filed by BellRing Brands, Inc. on October 21, 2019 (File No. 001-39093).

10.4

Credit Agreement, dated as of October 21, 2019, by and among BellRing Brands, LLC, the institutions from time to time party thereto as lenders, Credit Suisse Loan Funding LLC, BofA Securities, Inc., Morgan Stanley Senior Funding, Inc., Barclays Bank PLC, Citibank, N.A., Goldman Sachs Bank USA and JPMorgan Chase Bank, N.A., as joint lead arrangers and joint bookrunners, and BMO Capital Markets Corp., Coöperatieve Rabobank U.A., New York Branch, Nomura Securities International, Inc., Suntrust Robinson Humphrey, Inc., UBS Securities LLC and Wells Fargo Securities, LLC, as co-managers, and Credit Suisse AG, Cayman Islands Branch, as administrative agent, incorporated by reference to Exhibit 10.9 to the Current Report on Form 8-K filed by BellRing Brands, Inc. on October 21, 2019 (File No. 001-39093).

99.1	Press Release, dated October 21, 2019.

104	Cover Page Interactive Data File (the cover page iXBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 21, 2019	Post Holdings, Inc.
(Registrant)

	By:	/s/ Diedre J. Gray
	Name:	Diedre J. Gray
	Title:	EVP, General Counsel & Chief Administrative Officer, Secretary